Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LMI AEROSPACE, INC.

(Exact name of registrant as specified in its charter)

Missouri	43-1309065
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

411 Fountain Lakes Boulevard

St. Charles, Missouri 63301

(636) 946-6525

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

LMI Aerospace, Inc. Profit Sharing and Savings Plan and Trust

(Full title of the plan)

Clifford C. Stebe, Jr.

Chief Financial Officer

LMI Aerospace, Inc.

411 Fountain Lakes Boulevard

St. Charles, Missouri 63301

(636) 946-6525

Fax: (636) 949-1576

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, $0.02 par value per share
Profit Sharing and Savings Plan and Trust	225,000 shares	$13.72	$3,087,000	$357.79

(1)	Pursuant to Rule 416(a) and (c) under the Securities Act of 1933, as amended, this Registration Statement also covers (a) an indeterminate number of additional shares of common stock issuable under the plan with respect to the shares being registered hereunder by reason of any stock dividend, stock split, recapitalization or other similar transaction, and (b) an indeterminate amount of interests to be offered or sold pursuant to the plan.
(2)	Estimated solely for the purpose of calculating the registration fee which was calculated based upon the market value for shares of the common stock in accordance with Rule 457(c) and (h) under the Securities Act using the average ($13.72) of the high ($13.75) and low ($13.68) sales prices as reported by the NASDAQ Global Market on February 27, 2017 per share of the common stock of the Registrant.

EXPLANATORY NOTE

LMI Aerospace, Inc. (the “Registrant” or “LMI”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) to register 225,000 additional shares of common stock, par value $0.02 per share, of the Registrant (“Common Stock”) available for issuance under the LMI Aerospace, Inc. Profit Sharing and Savings Plan and Trust (as amended, the “401(k) Plan”).

On January 7, 1999, LMI filed a Registration Statement on Form S-8 to register 1,564,259 shares of LMI Common Stock for issuance under the 401(k) Plan (File No. 333-70259) (the “Original Registration Statement”). In accordance with General Instruction E of Form S-8, the contents of the Original Registration Statement relating to the 401(k) Plan, including any amendments thereto or filings incorporated therein, are incorporated by reference into this Registration Statement to the extent not otherwise amended or superseded by the contents hereof.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of this Part I is omitted in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The document(s) containing the information specified in this Part I will be sent or given to participants in the 401(k) Plan in accordance with Rule 428(b)(1) under the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These document(s) and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The SEC allows us to incorporate by reference information into this Registration Statement. This means we can disclose information to you by referring you to another document we filed with the SEC. We will make those documents available to you without charge upon your oral or written request. Requests for those documents should be directed to 411 Fountain Lakes Boulevard, St. Charles, Missouri 63301, Attention: Corporate Secretary, telephone: (636) 946-6525. This Registration Statement incorporates by reference the following documents that we have filed with the SEC but have not included or delivered with this Registration Statement:

•	Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and filed on March 17, 2016, as amended;

•	All reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the annual report referred to in (a) above; and

•	The description of the Registrant’s common stock, which is contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-24293) filed on May 20, 1998 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We are also incorporating by reference all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, other than any portion of the respective filings furnished, rather than filed, under the applicable SEC rules. The additional information incorporated by reference is a part of this Registration Statement from the date of filing of those documents.

Any statement contained in a document incorporated by, or deemed incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The information relating to us contained in this Registration Statement should be read together with the information in the documents incorporated by reference.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the Common Stock offered hereby will be passed upon for the Registrant by Polsinelli PC, St. Louis, Missouri.

ITEM 8. EXHIBITS.

The exhibits to this Registration Statement are listed in the Exhibit Index that immediately precedes such exhibits and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Charles, State of Missouri, on March 3, 2017.

LMI AEROSPACE, INC.

By:	/s/ Clifford C. Stebe, Jr.
	Name:	Clifford C. Stebe, Jr.
	Title:	Vice President, Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Daniel G. Korte, Clifford C. Stebe, Jr. and Renée Skonier and each of them, each of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated below.

Signature	Title	Date

/s/ Daniel G. Korte	Chief Executive Officer and Director (Principal Executive Officer)	March 3, 2017
Daniel G. Korte

/s/ Clifford C. Stebe, Jr. Clifford C. Stebe, Jr.	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 3, 2017

/s/ Gerald E. Daniels	Chairman of the Board and Director	March 3, 2017
Gerald E. Daniels

/s/ John S. Eulich	Director	March 3, 2017
John S. Eulich

/s/ Sanford S. Neuman	Director	March 3, 2017
Sanford S. Neuman

/s/ Judith W. Northup	Director	March 3, 2017
Judith W. Northup

/s/ Lawrence J. Resnick	Director	March 3, 2017
Lawrence J. Resnick

/s/ John M. Roeder	Director	March 3, 2017
John M. Roeder

/s/ Steven K. Schaffer	Director	March 3, 2017
Steven K. Schaffer

/s/ Gregory L. Summe	Director	March 3, 2017
Gregory L. Summe

Pursuant to the requirements of the Securities Act of 1933, the plan administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Charles, State of Missouri, on March 3, 2017.

LMI Aerospace, Inc. Profit Sharing and Savings Plan and Trust

By:	/s/ Clifford C. Stebe, Jr.
	Name:	Clifford C. Stebe, Jr.
	Title:	Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Restated Articles of Incorporation of the Registrant dated April 22, 1998, filed as Exhibit 3.1 to the Registrant’s Form S-1 dated as of April 29, 1998 (Accession No. 0001011240-98-000014) and Amendment to Restated Articles of Incorporation dated as of July 9, 2001 filed as Exhibit 3.3 to the Company’s Form 10-K for the fiscal year ended December 31, 2001 and filed April 1, 2002 (Accession No. 0001011240-02-000024), and incorporated herein by reference.

4.2	Amended and Restated By-Laws of the Registrant, filed as Exhibit 3.2 to the Form S-1 dated as of April 29, 1998 (Accession No. 0001011240-98-000014), Amendment to the Registrant’s Amended and Restated Bylaws dated June 23, 2009, filed as Exhibit 3.1 to the Registrant’s Form 8-K filed June 26, 2009 (Accession No. 0001011240-09-000015), and Amendment to the Registrant’s Amended and Restated Bylaws dated April 30, 2015, filed as Exhibit 3.1 to the Registrant’s Form 8-K filed May 6, 2015 (Accession No. 0001059562-15-000020), and incorporated herein by reference.

4.3	Profit Sharing and Savings Plan and Trust, amended and restated effective June 4, 2015, and as statutorily amended, filed herewith.

5.1	Opinion of Polsinelli PC filed herewith.

23.1	Consent of Pricewaterhouse Coopers LLP filed herewith.

23.2	Consent of BKD, LLP filed herewith.

23.3	Consent of Polsinelli PC included in Exhibit 5.1 filed herewith.

24	Power of Attorney included on signature page of this Registration Statement.